UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2014

SpendSmart Networks, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27145	33-0756798
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation or Organization)		No.)

805 Aerovista Place, Suite 205
San Luis Obispo, CA	93401
(Address of Princiapal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

The SpendSmart Payments Company 2680 Berkshire Pkwy, Suite 130 Des Moines, Iowa 50325
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of June 20, 2014, after the approval by a majority holders of the voting securities of The SpendSmart Payments Company, a Colorado corporation (the “Company”), the Company and The SpendSmart Payments Company, a Delaware corporation, entered into a Plan of Conversion (the “Plan of Conversion”) whereby the Company converted its state of domiciliation from Colorado to Delaware (the “Re-Domiciliation”). In conjunction with the execution of the Plan of Conversion, the Company filed a Certificate of Conversion in each of the States of Delaware (the “Delaware Certificate of Conversion”) and Colorado (the “Colorado Certificate of Conversion”). As a result of the Re-Domiciliation, the Company filed its Certificate of Incorporation in Delaware (the “Delaware Certificate of Incorporation”) and adopted By-Laws (the “Delaware By-Laws”).

The summary of the Re-Domiciliation described above, and the summary of the terms of the agreements related to such Re-Domiciliation, are qualified in their entirety by reference to the Plan of Conversion, the Delaware Certificate of Incorporation, the Delaware By-Laws, the Colorado Certificate of Conversion and the Delaware Certificate of Conversion which are filed as Exhibits 10.1, 3.1, 3.2, 3.3 and 3.4 respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 above of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Effective as of June 20, 2014, SpendSmart Networks, Inc. f/k/a The SpendSmart Payments Company filed an amendment (the “Certificate of Amendment”) to its newly adopted Delaware Certificate of Incorporation to change its name to “SpendSmart Networks, Inc.” (the “Name Change”). The Certificate of Amendment is filed as Exhibit 3.5 to this report and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 16, 2014, the following proposals were submitted to the stockholders of the Company at its annual meeting of stockholders: (i) to elect nine (9) Directors to the Board of Directors to serve until the 2015 Annual Meeting of Stockholders; (ii) to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accountants for the Company for the fiscal year ending September 30, 2014; (iii) to approve a non-binding advisory resolution supporting the compensation of our named executive officers; (iv) to approve a non-binding advisory vote regarding the frequency of future non-binding advisory votes relating to future named executive officer compensation; (v) to approve an Amendment to The SpendSmart Payments Company 2013 Equity Incentive Plan (the “2013 Plan”); (vi) to approve a proposal to authorize the Company to re-incorporate in the State of Delaware and to authorize the officers of the Company to take all actions incident thereto; and (vii) to approve a change to the Company’s Articles of Incorporation changing the name of the Company from “The SpendSmart Payments Company” to “SpendSmart Networks, Inc.”

(i)          The Company’s stockholders elected each of the following nine (9) directors to serve on Company’s Board of Directors until their successors are duly elected and qualified by the following vote:

Election of Directors	Votes For	Votes Withheld
Alex Minicucci	17,610,917	25,942
William Hernandez	17,589,847	47,012
Isaac Blech	17,589,847	47,012
Joseph Proto	17,589,847	47,012
Cary Sucoff	17,556,893	79,966
Patrick Kolenik	17,556,893	79,966
Ka Cheong Christopher Leong	17,589,847	47,012
Jerold Rubinstein	17,556,893	79,996
Michael R. McCoy	17,554,599	82,260

(ii)         The Company’s stockholders ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year 2014 by the following vote:

Votes For	Votes Against	Votes Withheld
20,485,971	108,734	16,666

(iii)        The Company’s stockholders approved the compensation of the named executive officers of the Company by the following vote:

Votes For	Votes Against	Votes Withheld
17,541,828	77,364	17,667

(iv)        The Company’s stockholders selected one year as the rate of frequency for holding a non-binding advisory vote to approve the compensation of the named executive officers of the Company by the following vote:

One Year	Two Years	Three Years	Abstain
17,573,059	35,626	9,500	18,674

(v)         The Company’s stockholders approved an amendment to the 2013 Equity Incentive Plan increasing the number of shares under the plan from 3,000,000 to 10,000,000, by the following vote:

Votes For	Votes Against	Votes Withheld
16,920,517	698,309	18,033

(vi)        The Company’s stockholders approved the re-domiciliation of the Company from Colorado to Delaware by the following vote:

Votes For	Votes Against	Votes Withheld
17,593,192	26,993	16,674

(vii)       The Company’s stockholders approved the proposal to change the name of the Company from “The SpendSmart Payments Network” to “SpendSmart Networks, Inc.” by the following vote:

Votes For	Votes Against	Votes Withheld
20,342,286	234,032	35,053

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit	Description
3.1	Certificate of Incorporation of The SpendSmart Payments Company, a Delaware corporation.
3.2	By-Laws of The SpendSmart Payments Company, a Delaware corporation.
3.3	Certificate of Conversion filed with the Secretary of State of Colorado.
3.4	Certificate of Conversion filed with the Secretary of State of Delaware.
3.5	Certificate of Amendment to the Certificate of Incorporation of The SpendSmart Payments Company, a Delaware corporation.
10.1	Plan of Conversion by and between The SpendSmart Payments Company, a Colorado corporation, and The SpendSmart Payments Company, a Delaware corporation, dated June 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPENDSMART NETWORKS INC.

/s/ Alex Minicucci
Dated: June 19, 2014	By:	Alex Minicucci
Chief Executive Officer